UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2025

TECHPRECISION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41698	51-0539828
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bella Drive

Westminster, MA 01473

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (978) 874-0591

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	TPCS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2025, TechPrecision Corporation (the “Company”) announced that the Board of Directors (the “Board”) of the Company appointed Phillip E. Podgorski to serve as the Chief Financial Officer of the Company, effective March 31, 2025 (the “Transition Date”). As a result of Mr. Podgorski’s appointment, Barbara M. Lilley stepped down as the Company’s Interim Chief Financial Officer and will retain her position as Controller of Ranor, Inc., a wholly owned subsidiary of the Company, effective on the Transition Date.

As previously announced, the Board also appointed Ms. Lilley to serve as the Company’s principal financial officer and principal accounting officer. Ms. Lilley will continue to serve as the Company’s principal financial officer and principal accounting officer for a transition period while Mr. Podgorski settles into his new role at the Company. The transition period will end on the next business day following the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2024, at which time Mr. Podgorski will take over the functions of principal financial officer and principal accounting officer from Ms. Lilley.

Mr. Podgorski, 59, was the Chief Financial Officer for the RTX Technology Research Center (“RTRC”), a division of RTX Corporation (“RTX”), a public aerospace and defense company, since 2013. While at RTX, he was responsible for all GAAP, SEC and government accounting and reporting related aspects for the RTRC. Mr. Podgorski was also responsible for strategic and scenario planning in collaboration with other stakeholders at RTX, including long-range plans and annual operating budgets. Mr. Podgorksi has an MBA and Bachelor of Science degree in Accounting from Western New England University.

There are no family relationships between or among Mr. Podgorski and any director or other executive officer of the Company, and Mr. Podgorski has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On March 16, 2025, the Company entered into an Employment Agreement with Mr. Podgorski (the “Employment Agreement”), with an effective date as of the Transition Date and which governs Mr. Podgorski’s employment as Chief Financial Officer of the Company. Pursuant to the Employment Agreement, Mr. Podgorski will: (i) receive an annual base salary of $265,000, which shall be increased by $10,000 annually on each of the first two anniversaries of the Transition Date; (ii) receive a relocation bonus of $50,000 payable upon Mr. Podgorski relocating to a reasonable commuting distance from the Company’s headquarters, provided that such relocation is completed within six months of the Transition Date and he remains employed with the Company through the six months following the Transition Date, (iii) receive a guaranteed bonus of $60,000 subject to certain conditions of employment set forth in the Employment Agreement, and (iv) receive a grant in the amount of $180,000 of restricted shares of the Company’s common stock (based on the closing price of the Company’s stock on the Transition Date) pursuant to the TechPrecision Corporation 2016 Long-Term Incentive Plan, as amended, which shall vest in equal amounts annually for three years following the Transition Date. Under the Employment Agreement, Mr. Podgorski also will be eligible to participate in Company benefits provided to other senior executives as well as benefits available to Company employees generally.

In addition to the compensation arrangements described above, the Employment Agreement contains customary provisions (i) prohibiting Mr. Podgorski from using or divulging to third parties confidential information or trade secrets of the Company; (ii) confirming that all intellectual work products generated by Mr. Podgorski during the term of his employment with the Company are the sole property of the Company; and (iii) prohibiting Mr. Podgorski from competing against the Company, including by soliciting the Company’s employees or its current or prospective clients, until the one year anniversary of the termination of his employment. The Employment Agreement has an indefinite term and each of Mr. Podgorski and the Company may terminate the Employment Agreement upon the giving of written notice.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01	Regulation FD.

On March 31, 2025, the Company issued a press release publicly announcing the appointment of Mr. Podgorski. A copy of such press release is being furnished as Exhibit 99.1 to this report.

The information presented in Item 7.01 of this Current Report on Form 8-K and the accompanying press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit Number	Description
10.1*	Employment Agreement, dated March 16, 2025 and effective as of March 31, 2025, by and between TechPrecision Corporation and Phillip E. Podgorski
99.1	Press Release, dated March 31, 2025
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

* Certain provisions of this Exhibit have been redacted pursuant to Item 601(a)(6) and/or Item 601(b)(10(iv) of Regulation S-K. The Company agrees to furnish supplementally to the SEC or its staff an unredacted copy of this Exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHPRECISION CORPORATION

Date: March 31, 2025
	By:	/s/ Alexander Shen
Alexander Shen
Chief Executive Officer